Exhibit 99.1

CONTACTS:	Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com
Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

WEBSITE:	www.diego-pellicer.com

FOR IMMEDIATE RELEASE

Diego Pellicer Worldwide, Inc. Announces Temporary Stock Symbol, DPWWD

DPWWD in effect until November 30; Symbol will return to DPWW

SEATTLE (Oct. 31, 2018) – Diego Pellicer Worldwide, Inc. (OTCQB: DPWWD), the premium marijuana brand and retail development company, today announced a new and temporary stock symbol DPWWD on the OTC Markets following a successful completion of a 20-to-1 reverse stock split. The reverse split has ensured the company is compliant with the rules and regulations of the OTC Markets: see, Form 8-K filed with the SEC on August 17, 2018.

The DPWWD stock symbol will be in effect until Nov. 30. After that date, it will return to DPWW.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWWD through Nov. 30)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand and management company. In addition to its branded locations in Colorado and Washington, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores. When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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